SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement") is dated as of this December 21, 2004 day of December, 2004, by and between Gold Bank having an address at 800 West 47th Street, Kansas City, Missouri 64112 ("Secured Party") and AMCON Distributing Company, a Delaware corporation having an address at 7405 Irvington Road, Omaha, NE 68122 ("Debtor").

WHEREAS, Debtor is the maker of that certain Term Equipment Promissory
Note in the principal amount of up to $480,000.00 ("Term Equipment Promissory Note") and Term Real Estate Promissory Note in the principal amount of up to $984,000.00 ("Term Real Estate Promissory Note"), both of even date herewith executed by Debtor in favor of Secured Party (the Term Equipment Promissory Note and the Term Real Estate Promissory Note shall collectively be referred to herein as the "Promissory Notes" or the "Loans").

WHEREAS, as further inducement for Secured Party to advance the amounts contemplated by the Promissory Notes, Debtor has agreed to grant to Secured Party a security interest in all of the personal property and assets of Debtor as described herein.

NOW, THEREFORE, as a condition and as an inducement for Secured Party to accept the Promissory Notes, and for other good and valuable consideration given by Secured Party, the receipt and sufficiency of which is hereby acknowledged by Debtor, the parties hereto agree as follows:

                           ARTICLE 1

GRANT OF SECURITY INTEREST

As security for all Obligations (as such term is defined in Article 2 of this Agreement) now existing or hereinafter arising, Debtor hereby grants to Secured Party a security interest in the "Collateral" as defined in Exhibit A attached hereto and incorporated herein by reference, and all proceeds of said Collateral, as now owned or hereafter acquired.

                          ARTICLE 2

OBLIGATIONS SECURED

The term "Obligations" means all obligations, indebtedness or liabilities of Debtor to the Secured Party of every kind, including but not limited to Debtor's obligations pursuant to the Promissory Notes, now or hereafter existing, whether absolute or contingent, primary, or otherwise, and whether for principal, interest, fees, costs, expenses or otherwise, including all fees and expenses incurred in the enforcement or collection of amounts due under the Promissory Notes or other indebtedness, obligation or liability and all liabilities and obligations of Debtor incurred or to be incurred under the Term Equipment Promissory Note, Term Real Estate Promissory Note, this Security Agreement, the Mortgage executed by Debtor in favor of Secured Party of even date herewith securing the funds advanced under the Term Real Estate Promissory Note ("Mortgage") and all amendments thereto executed by Debtor in favor of Secured Party and all other liabilities and obligations of Debtor incurred or to be incurred under the Loan Documents as hereafter defined (the Promissory Notes, this Security Agreement, related UCC-1 financing statements, the Mortgage, and all such other related documents are hereafter referred to herein as the "Loan Documents"). The term "Obligations" shall also include all, fees, costs and expenses and reasonable attorney's fees incurred by Debtor in connection with the Loans both before and after Default (as hereinafter defined) to the extent allowed by Federal Bankruptcy Law.

                             ARTICLE 3

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO COLLATERAL

Debtor makes the following continuing warranties and representations with respect to the Collateral hereunder:

A.  CORPORATE POWER AND AUTHORITY.

The execution, delivery, and performance by Debtor of this Agreement, the Promissory Notes, the Loan Documents and all other documents, agreements, instruments or certificates executed in connection therewith have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of the stockholders of Debtor; (b) contravene Debtor's charter or bylaws; (c) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Debtor; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Debtor is a party or by which its properties may be bound or affected; result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by Debtor; and (e) cause Debtor to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

B.  LEGALLY ENFORCEABLE AGREEMENT.

This Agreement shall be, when executed and delivered by Debtor, the legal, valid, and binding obligations of Debtor, enforceable against Debtor, in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

C.  LIENS AND ENCUMBRANCES.

Debtor represents and warrants to Secured Party that Debtor holds all Collateral, free and clear of all other liens and encumbrances. Except for the financing statements in favor of Secured Party pursuant to this Agreement, no financing statement covering any of the Collateral is on file in any public office and Secured Party shall remain first in priority with respect to the Collateral described in Exhibit A and the Real Estate as described in the Mortgage so long as any of the Loans are outstanding. Debtor shall defend Secured Party's rights in the Collateral against the claims and demands of all other persons.

D.  DEBTOR'S PRINCIPAL OFFICE.

Debtor's chief executive office and the location where Debtor keeps its records concerning all Collateral is 7405 Irvington Road, Omaha, NE 68122.

E.  NO MATERIAL MISREPRESENTATIONS.

The representations and warranties contained in this Article 3 and all other information, exhibits, reports, instruments, documents or certificates furnished by Debtor to Secured Party in connection with the negotiation of this Agreement do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                             ARTICLE 4

COVENANTS OF DEBTOR

So long as this Agreement is in effect and until such time as the Obligations secured hereunder have been fully paid and discharged, Debtor covenants and agrees that:

A.  FURTHER ASSURANCES.

Debtor will execute and deliver to Secured Party, in a form acceptable to Secured Party, any instrument, document, financing statement, assignment or other writing which Secured Party may reasonably deem necessary or desirable to carry out the terms of this Agreement, to perfect Secured Party's security interest in the Collateral for the Obligations to Secured Party, or to enable Secured Party to enforce conveniently its security interest in any of the foregoing.

B.  BOOKS AND RECORDS.

Debtor will maintain, in accordance with sound accounting practice, accurate records and books of account showing, among other things, all Collateral, the proceeds of the sale or other disposition thereof and the collections therefrom; and Secured Party shall have the right, upon the reasonable request of Secured Party, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, at Secured Party's sole expense.

C.  LEGENDS.

Debtor will, if requested by Secured Party, mark its records concerning its Collateral in a manner satisfactory to Secured Party to show Secured Party's security interest therein.

D.  FINANCIAL REPORTING.

Debtor will furnish Secured Party, from time to time when requested by Secured Party, with balance sheets, operating statements and net worth reconciliations financial statements of Debtor as of the close of such accounting periods as Secured Party may reasonably request; and such other information respecting the financial condition and affairs of Debtor (including, without limitation, copies of federal income tax returns) as Secured Party may, from time to time, reasonably request. Such balance sheets and operating statements shall be prepared in accordance with generally accepted accounting principles certified or audited by a firm of certified public accountants at least annually when requested by Secured Party.

(i) Debtor will pay and discharge when due all premiums of insurance required hereunder and all taxes, levies and other charges on its property; and authorizes Secured Party to pay for the account of Debtor any of the foregoing (or, as to insurance, premiums for insurance of Secured Party's interest alone) which Debtor fails to pay, and any such payment by Secured Party shall constitute an item of Obligations to Secured Party.

(ii) Debtor shall keep the Collateral insured in a manner consistent with sound business practices and Secured Party shall appear as a named insured (to whom loss shall be payable) in such amounts, in such companies and against such risks as may be reasonably satisfactory to Secured Party; pay the cost of all such insurance; secure the obligation of the insurer to notify Secured Party at least ten (10) days prior to the modification, expiration, revocation or cancellation of such insurance; deliver certificates evidencing such insurance to Secured Party; and, up to the amount of any and all of the Obligations, Debtor assigns to Secured Party all right to receive proceeds of such insurance; directs any insurer to pay all proceeds directly to Secured Party, and authorizes Secured Party to endorse Debtor's name to any draft or check for such proceeds; which proceeds Secured Party may set-off against Obligations, or hold as security for Obligations; any proceeds in excess of Obligations to be delivered to Debtor.

(iii) In addition to insuring its Collateral as required above, Debtor will maintain adequate insurance against loss or damage to all of its other properties in such manner and to the extent which like properties are so insured by others owning, operating or leasing properties of similar character, and will maintain adequate insurance against liability for damage to the person or property of others.

E.  COSTS AND EXPENSES.

Upon the occurrence of a Default or an Event of Default, Debtor will pay Secured Party, upon demand, the cost of collection or enforcement (including reasonable attorneys' fees) of any Collateral for Obligations to Secured Party, if Secured Party itself undertakes such collection or enforcement, together with all charges and expenses of every kind or description (including taxes with respect to Collateral) paid or incurred by Secured Party under or with respect to the Obligations or any Collateral therefor, or execution or levy on such Collateral, and any such charges shall be considered part of the Obligations.

F.  PRINCIPAL BUSINESS ADDRESS.

Debtor will promptly advise Secured Party in writing of any new principal place of business, and of any change in Debtor's name.

G.  SCHEDULE OF PROPERTIES.

Debtor, upon request of Secured Party, will deliver to Secured Party in a form satisfactory to Secured Party a schedule of real properties and collateral locations relating to Debtor's operations, including without limitation the following: (a) all real property owned or being purchased by Debtor; (b) all real property being rented or leased by Debtor; (c) all storage facilities owned, rented, leased, or being used by Debtor; and (d) all of the properties where collateral is or may be located.

H.  COLLATERAL.

(i) Except in the ordinary course of business, or as provided in this Agreement, or for purposes of replacement and repair, Debtor will not remove the Collateral (or allow removal), from Debtor's Rapid City facility legally described as set forth on Exhibit B attached hereto and incorporated by reference herein without the prior written consent of Secured Party. Debtor will promptly give written notice to Secured Party of any loss or damage by fire or other casualty to any substantial part of the Collateral.

(ii) Debtor, at its sole cost and expense, will protect and defend this Agreement, all of the rights of Secured Party hereunder, and its interest in the Collateral against the claims and demands of all other parties.

(iii) Debtor will at all times keep the Collateral in good order, repair and condition, ordinary wear and tear excepted, and, in the ordinary course of business, will promptly replace any part thereof that from time to time may become obsolete, badly worn, or in a state of disrepair.

(iv) Secured Party or its representative may at any and all reasonable times inspect the Collateral and may enter upon any and all of the premises where the same is kept or might be located.

(v) Debtor will not, without obtaining the prior written consent of Secured Party, transfer or permit any transfer of the Collateral or any part thereof to be made, or any interest therein to be created by way of a sale, or by way of a grant of a security interest, or by way of a levy or other judicial process.

(vi) Debtor will promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that might in any way affect or impair any of the rights of Secured Party under this Security Agreement.

(vii) Debtor has, and will continue to have, full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Debtor will do all acts and things, and will execute and file all instruments (including but not limited to security agreements, financing statements, continuation statements, etc.) reasonably requested by Secured Party to establish, maintain and continue the perfected security interest of Secured Party in the Collateral.

(viii) Debtor agrees not to take any action whatsoever which would impair the Collateral as security for the Obligations.

I.  RIGHT TO CURE.

Secured Party may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor, and all amounts expended by Secured Party in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Secured Party upon demand theretofore, and shall bear interest at the Default Interest Rate (as defined in the Promissory Notes) from the dates of such expenditures until paid.

                             ARTICLE 5

ADDITIONAL SECURITY

Secured Party shall have the right to call for and be provided with additional security reasonably satisfactory to Secured Party should the value of the existing security decline or be deemed by Secured Party to be inadequate or unsatisfactory. Debtor hereby agrees to execute and deliver to Secured Party such additional agreements, instruments, certificates or financing statements, and to take such additional actions, as Secured Party may reasonably require, to protect Secured Party's security interest in the Collateral granted hereunder and to perfect any additional security interest requested by Secured Party hereunder.

                             ARTICLE 6

WAIVER OF RIGHTS

Secured Party may, at its option, without notice to Debtor, extend the maturity of the Obligations or exchange or release any of the Collateral without affecting the liability of Debtor. Debtor hereby waives presentment and demand for payment, protest and notice of nonpayment,
notice of dishonor, diligence and suit.   Debtor hereby waives all
defenses based on suretyship or impairment of collateral, and any defenses which Debtor may assert on the underlying debt including but not limited to failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction and usury. The delay or failure in the exercise of any right, remedy or power shall not operate as a waiver thereof, nor shall any single or partial exercise or waiver thereof preclude or limit any other or future exercise thereof. All waivers, consents, notices and other communications must be in writing and shall be sufficient if given in the manner as provided in
Section 9.A. hereof.

                              ARTICLE 7
DEFAULT

DEBTOR SHALL BE IN DEFAULT under this Security Agreement upon the happening of any one or more of the following events:

A. Default in the payment or performance of the Promissory Notes or any amounts due hereunder by Debtor or default in the payment or performance of any of the other Loan Documents or any Obligation, covenant or liability of the Debtor contained or referred to herein, including but not limited to those Obligations, covenants or liabilities referenced in the Promissory Notes, the Loan Documents or any other document executed in connection therewith, and such Default is not cured within ten (10) business days of such default, regardless of whether Debtor has received notice of such default.

B. Any warranty, representation or statement made or furnished to the Secured Party by the Debtor for the purpose of obtaining credit or pursuant to this Agreement the Promissory Notes or the Loan Documents proves to have been false in any material respect when made or furnished.

C. Significant loss, theft, damage, destruction, misuse, sale, lease or additional encumbrances on any of the Collateral, or the making of any levy, seizure or attachment or any other proceedings which in the opinion of the Secured Party would impair the Secured Party's rights to or diminish the value of the Collateral.

D. Dissolution, insolvency, business failure or cessation, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Debtor, or any endorser, guarantor or surety for Debtor.

E. Failure by the Debtor to keep, observe or perform any material provision of this Agreement or any other Loan Documents required to be kept, observed or performed by Debtor.

Should any of the above-described events occur and be continuing, each shall be considered to be an "Event of Default" (subject to the applicable cure period with respect to Article 7, Section A above).

                               ARTICLE 8

REMEDIES

Should an Event of Default occur, Secured Party shall have the right to:

A. avail itself of such rights with respect to any and all Collateral which are provided for herein, in the Promissory Notes, in the Loan Documents or in any other agreement between Secured Party and Debtor.

B. all rights of a secured party with respect to the Collateral which are provided for in the Uniform Commercial Code as amended from time to time and as adopted in the State of Kansas or other state with proper jurisdiction over the Collateral or this Agreement (hereinafter the "Code"), including the right to require Debtor, upon written notice, to promptly assemble any Collateral for Obligations to Secured Party, and to make it available to Secured Party at a place reasonably convenient to both parties.

C. deem that any notice of sale or other disposition of the whole or any part of the Collateral, received by Debtor at least five (5) days prior to such action, shall constitute reasonable notice to Debtor.

D. collect from Debtor and Debtor agrees that Debtor shall pay to Secured Party the reasonable costs and expenses (including attorneys' fees and disbursements) of the collection of the Obligations secured hereunder and of all of the Obligations, and that in the event of foreclosure upon Debtor's Collateral, the proceeds shall be first applied to such expenses.

E. take any and all actions and incur any and all expenses with respect to the Collateral which Secured Party reasonably deems necessary and proper in order to enhance Secured Party's ability to effectively levy on such Collateral, including without limitation, causing such Collateral to be completed, cleaned or repaired. Debtor shall assist Secured Party in such actions; any such expenses shall be included as Obligations; and any proceeds from the Collateral shall be first applied to such expenses.

F. take control of any and all contracts with respect to which "Contract Rights" (as defined in Exhibit A attached hereto) have arisen or may arise at the time of such default and perform and take title to such contracts, however, Secured Party shall be under absolutely no obligation to do so and shall not incur additional liability if Secured Party elects to do so or not.

G. set-off against any amounts owed by Secured Party to Debtor for any purpose whatsoever, at all times before, at or after such Default.

H. avail itself of any and all other remedies at law or equity which may be available to Secured Party with respect to Debtor, the Collateral and any co-signer, guarantor or surety.

The parties hereto hereby declare that all Collateral transferred to Secured Party hereunder is transferred in fact to secure loans and is not, in fact, sold to Secured Party regardless of whether any assignment thereof, which is separate from this Agreement, is in form absolute.
All rights and remedies of Secured Party whether granted hereunder, under the Code or otherwise are cumulative and not alternative. The exercise, full or partial, or the commencement of the exercise of any one right or remedy, shall not preclude the further exercise of it or any other remedy.

                               ARTICLE 9

MISCELLANEOUS

A.  NOTICES.

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given if delivered personally or sent by certified mail, postage prepaid, to the following addresses:

If to Debtor:

AMCON Distributing Company
Attn: Michael D. James
7405 Irvington Road
Omaha, NE 68122

If to Secured Party:

Gold Bank
Attn: Mark Jannaman
800 West 47th Street
Kansas City, Missouri 64112

with a copy to:

Attn:  Thomas W. Gray, Esq.
Shughart Thomson & Kilroy, P.C.
Twelve Wyandotte Plaza
120 W. 12th Street, Suite 1600
Kansas City, MO  64105

or to any other address or addresses as may hereafter be specified by written notice given by any of the above for itself to the others. Additionally, notices and other communications required or permitted to be given hereunder may be sent using any other means (including expedited courier, messenger service, facsimile transmission or electronic mail), but no such notices or other communications shall be deemed to have been given unless and until they are actually received by the intended recipient if personally delivered or the next business day after the same is sent by facsimile transmission (if delivered by facsimile coupled with overnight delivery service).

B.  WRITTEN AMENDMENT.

No amendment, modification or termination of any provision of this Agreement shall be effective unless set forth in a writing by all of the parties hereto.

C.  SEVERABLILITY.

If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of Debtor, as the case may be, to the full extent permitted by law.

D.  SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of Secured Party. Debtor shall not assign or delegate its rights, liabilities or obligations hereunder. Secured Party shall have the right to sell, transfer, delegate or assign its rights, liabilities or obligations under this Agreement, the Promissory Notes, the Loan Documents, and any UCC-1 financing statements filed in connection herewith.

E.  STATE LAW.

The validity of this Agreement, the terms hereof, and all duties, obligations and rights arising therefrom, shall be governed by and interpreted in accordance with the laws and decisions of the State of Kansas, as applicable to contracts made and to be performed in the State of Kansas without reference or regard to conflicts of laws principles.

F.  CAPTIONS.

All captions are for ease of reference only and shall in no way be construed to alter or limit the substance of the provisions of this Agreement. If more than one person executes this Agreement as a debtor, the term "Debtor" shall mean all such persons, shall apply to each person both individually and collectively and such persons shall be jointly and severally liable.

G.  EXHIBITS.

All Exhibits referred to in this Agreement shall be attached hereto and incorporated herein by reference.

H.  ENTIRE AGREEMENT.

This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties respecting such matters. Time is of the essence of this Agreement. If any party obtains a judgment against any other party by reason of a breach of this Agreement, a reasonable attorneys' fee as fixed by the court shall be included in such judgment. No remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

I.  CONTINUING AGREEMENT.

This Agreement shall remain in full force and effect until all Obligations pursuant to this Agreement, the Promissory Notes and the Loan Documents have been fully and completely terminated or discharged.

J.  NO WAIVER.

No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as or constitute a waiver of any subsequent or other default. No single or partial exercise of any right, power or privilege shall preclude the further exercise thereof or of any other right, power or privilege.

K.  RECITALS/PREAMBLE.

The preamble and recitals to this Agreement are hereby incorporated by reference and made a part hereof.

L.  FACSIMILE SIGNATURES.

The parties hereby agree that, for purposes of the execution of this Agreement, facsimile signatures shall constitute original signatures.
M.  COUNTERPARTS.

This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

N.  WAIVER OF JURY TRIAL.

The parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party against the other on any matter arising out of or in any way connected with this Agreement, the Loan Documents or the relationship of the parties created hereunder.

O.  LOAN FEE.

In addition to reimbursing the Secured Party for any and all costs and expenses incurred in connection with issuing the Loans as described herein, Debtor agrees to pay to Secured Party at Closing a .50% loan fee on each amount borrowed under the Promissory Notes.

P.  CROSS COLLATERALIZED, CROSS-DEFAULTED AND CO-TERMINUS.

Debtor and Secured Party acknowledge and agree that the Loans are cross-collateralized, cross-defaulted and co-terminus. In addition, the Loans are cross-defaulted and co-terminus with any and all other loans now or hereafter existing by and between Debtor, Debtor's subsidiaries or affiliates and Secured Party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

DEBTOR:

AMCON Distributing Company,
a Delaware corporation



By:     /s/ Michael D. James
        ------------------------
Name:   Michael D. James
        ------------------------
Title:  VP of Finance and CFO
        ------------------------

SECURED PARTY:

GOLD BANK

By:     /s/ Mark Jannaman
        -----------------------
Name:   Mark Jannaman
        -----------------------
Title:  Vice President
        -----------------------

                             EXHIBIT A

DESCRIPTION OF COLLATERAL

I.  As used herein, the following terms mean:

(A) "Equipment" means any property, goods, furniture, office supplies, furnishings, machinery, tools, dies, hand tools, vehicles, motorized or otherwise, titled or otherwise, used, bought, leased or otherwise acquired for the business of DEBTOR.

(B) "Fixtures" means any goods, equipment or property which is so related or affixed to real property that it may not be easily or readily removed and in which an interest arises under the real estate law.

Except as otherwise defined in the Security Agreement, all terms of the Security Agreement shall have the meanings to the extent the same are defined or used therein, provided by the Code as defined in the Security Agreement, so long as such meaning is reasonable given the context in which it appears.

II. To secure prompt performance and payment of all Obligations (as defined in the Security Agreement) of the DEBTOR to SECURED PARTY pursuant to the Security Agreement, DEBTOR hereby grants to SECURED PARTY a continuing security interest in, a lien upon and a right of set off against, and hereby assigns to SECURED PARTY all right, title and interest in and to the following property of DEBTOR whether acquired by purchase, lease or otherwise, and whether now owned or hereafter acquired or existing, that is or at any time has been or hereafter is located in, on or around the warehouse facility of Debtor having an address at 1511 Turbine Drive, Rapid City, SD 57703 ("Warehouse") (together with all other collateral security for the Obligations at any time granted to or held by SECURED PARTY, collectively, the following is the "Collateral"):

(1)  all of DEBTOR's right, title and interest in and to DEBTOR'S
Equipment as well as all of DEBTOR'S right, title and interest to any and all equipment purchased with the proceeds of the Loans as defined in the Security Agreement (regardless of whether said equipment is located in, on or around the Warehouse);

(2) all of DEBTOR's Fixtures and Equipment, including but not limited to all furniture, furnishings, office supplies, machinery, storage shelves, vehicles, motorized or otherwise, titled or otherwise, used, bought, leased or otherwise, rolling stock and other goods used in the conduct of DEBTOR's business, now or hereafter acquired together with all increases, parts, fittings, accessories, attachments, additions, materials, components, special tools and accessions now or hereafter attached thereto or used in connection therewith, and any and all replacements of all or any part thereof;

(3) all interest of DEBTOR in parts, accessories, attachments, additions, materials, components, replacements and accessions to any and all of the foregoing, now existing or hereafter coming into existence;

(4) all of DEBTOR's books and records and other instruments and documents of title now existing or coming into existence pertaining to any of the collateral described above;

(5) all interest of DEBTOR in money, cash, non-cash and other proceeds received should any of the foregoing be sold, exchanged, collected or otherwise disposed of for all of the foregoing, including but not limited to, deposit accounts, claims and demands, and insurance proceeds (or rights thereto), now existing or hereafter coming into existence; and

(6) all interest of DEBTOR in any insurance proceeds received related to any of the foregoing.

                             EXHIBIT B


LEGAL DESCRIPTION

Lot 1R in Block Two (2), Rushmore Regional Industrial Park, City of Rapid City, as shown by the plat recorded in Book 16 of plats on page 107 in the office of the Register of Deeds, Pennington County, South Dakota.